                                                                       EXHIBIT 5

                                  LAW OFFICES
                       Haskell Slaughter & Young, L.L.C.
                           1200 AMSOUTH/HARBERT PLAZA
                            1901 SIXTH AVENUE NORTH
                        BIRMINGHAM, ALABAMA  35203-2618

                            FACSIMILE (205) 324-1133
                            TELEPHONE (205) 251-1000

                               MONTGOMERY OFFICE
                               -----------------
                           305 SOUTH LAWRENCE STREET
                           MONTGOMERY, ALABAMA 36104
                              POST OFFICE BOX 4660
                         MONTGOMERY, ALABAMA 36103-4660
                            FACSIMILE (334) 264-7945
                            TELEPHONE (334) 265-8573


WYATT RUSHTON HASKELL
WILLIAM M. SLAUGHTER
FRANK M. YOUNG, III
BENJAMIN B. SPRATLING III
THOMAS T. GALLION, III
ROBERT D. SHATTUCK, JR.
E. ALSTON RAY
JAMES C. HUCKABY, JR.
MARK EDWARD EZELL
STEPHEN L. POER
THOMAS E. REYNOLDS
BEVERLY POOLE BAKER
ROSS N. COHEN
RICHARD H. WALSTON
CONSTANCE A. CALDWELL
GWEN L. WINDLE
MICHAEL K.K. CHOY
- -------------------------

CARTER H. DUKES
PAULA B. CARROLL
R. SCOTT WILLIAMS
F. HAMPTON McFADDEN, JR.
JOHN W. SCOTT
BARRY D. WOODHAM
GEORGIA S. ROBERSON
SUSAN E. KENNEDY
REBECCA HIGGINS HUNT



PLEASE REPLY TO:   BIRMINGHAM



                                                                    May 31, 1996




Harmony Holdings, Inc.
1990 Westwood Boulevard, Suite 310
Los Angeles, California 90025-4676


                    RE:  REGISTRATION STATEMENT ON FORM S-1;
                             HARMONY HOLDINGS, INC.

Gentlemen:

     We have served as counsel for Harmony Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 386,050 shares (the "Shares") of the Company's authorized Common Stock, par value $.01 per share, pursuant to the Company's Registration Statement on Form S-1 relating thereto (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-1.

     In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

     Based upon the foregoing, and having regard for such legal considerations we have deemed relevant, it is our opinion that:

     1.  The Shares have been duly authorized.

     2. Upon the issuance, sale and delivery of the Shares as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

Harmony Holdings, Inc.
May 31, 1996
Page 2

     We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion as an Exhibit thereto.

                              Very truly yours,

                              HASKELL SLAUGHTER & YOUNG, L.L.C.



                              By       /s/ Mark Ezell
                                -------------------------------
                                       Mark Ezell